Exhibit 99.12

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”), dated as of November 14, 2006, by and among (a) HemaCare Corporation, a California corporation (“Buyer”), (b) Joseph Mauro, an individual resident of the state of Florida (“Mauro”), and Valentin Adia, an individual resident of the state of Florida (“Aida”, and together with Mauro, each a “Seller” and together “Sellers”) and (c) Teragenix Corporation, a Florida corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Buyer, Sellers and the Company entered into that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of August 29, 2006; and

WHEREAS, Buyer, Sellers and the Company wish to amend the Stock Purchase Agreement, on the terms and subject to the conditions set forth in this Amendment, such that certain future payments which may be made by Buyer to Sellers under the Stock Purchase Agreement shall be made according to a different pro rata division between Sellers than the pro rata division used for certain payments previously made by Buyer to Sellers under the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, it is hereby agreed among Sellers, Buyer and the Company as follows:

1.             Adjustment to Sellers’ Split of Cash Earn–Out Amount(s) and Determination of Tax Adjustment.  Sections 2.2(a)(vi) and 6.3(f)(i)(c) of the Stock Purchase Agreement are hereby amended by substituting “Modified Pro Rata Share” for each instance of “Pro Rata Share” contained therein.

2.             Adjustment to Sellers’ Split of Buyer Earn–Out Shares.  Section 2.2(a)(v) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(v)         Earn–Out Shares.  If and only if the EBIT of the Company for the twelve-month period ended March 31, 2007 as finally and conclusively determined in accordance with Section 2.2(b) is equal to or greater than $325,000, then on May 1, 2007, Buyer (A) shall deliver to Mauro an aggregate number of shares of Buyer Common (the “Mauro Earn–Out Shares”) equal to 161,200 and (B) shall deliver to Adia an aggregate number of shares of Buyer Common (the “Adia Earn–Out Shares”, and together with the Mauro Earn–Out Shares, the “Buyer Earn–Out Shares”; and the Buyer Earn–Out Shares together with the Buyer Closing Shares, the “Buyer Shares”) equal to 86,800;”

3.             New Definitions – “Modified Pro Rata Share”.  Annex 1 of the Stock Purchase Agreement is hereby amended by adding the following new definition, in its proper alphabetic order:

“              ‘Modified Pro Rata Share’ as used in this Agreement with respect to the Sellers shall mean sixty-five percent (65%) with respect to Mauro and thirty-five  percent (35%)  with respect to Adia.”

4.             Reference to and Effect on Stock Purchase Agreement.  Except as amended hereby, the Stock Purchase Agreement shall remain in full force and effect in accordance with its terms.  On and after the date hereof, each reference in the Stock Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “hereto”, “herein,” or words of like import referring to the Stock Purchase Agreement shall mean and be a reference to the Stock Purchase Agreement as amended by this Amendment.

5.             Execution in Counterparts; Facsimile.  This Amendment may be executed in two or more counterparts and via facsimile, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to Sellers, Buyer and Parent.

6.             Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of California.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Stock Purchase Agreement to be executed and delivered as of the day and year first above written.

SELLERS:

JOSEPH MAURO, an individual

VALENTIN ADIA, an individual

COMPANY:

TERAGENIX CORPORATION,
a Florida corporation

By:
Name:
Title:

BUYER:

HEMACARE CORPORATION,
a California corporation

By:
Name:
Title:

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